UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2006

BAIRNCO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	1-8120 (Commission File Number)	13-3057520 (IRS Employer Identification No.)
300 Primera Boulevard, Suite 432 Lake Mary, FL (Address of principal executive offices)	32746 (Zip Code)
(407) 875-2222 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

On June 22, 2006, Bairnco Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Investors Services (the “Rights Agent”).  In connection therewith, the Board of Directors of the Company  (the “Board of Directors”) declared a dividend distribution of one preferred share purchase right  (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  Upon certain events, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) at a price of $40 per one one-hundredth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”).

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights (“Right Certificates”) will be distributed.  The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier to occur of (i) ten days following the time (the “Stock Acquisition Time”) of a public announcement or notice to the Company that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock of the Company and (ii) ten business days (or, if determined by the Board of Directors, a specified or unspecified later date) following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 20% of more of the outstanding Common Stock, or, in the event any such commencement or announcement occurs prior to the date of the Rights Agreement, ten business days after the date of the Rights Agreement (or, if determined by the Board of Directors, a specified or unspecified later date).

The Rights Agreement provides that, until the Distribution Date, (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after June 23, 2006, upon transfer, new issuance or reissuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Common Stock certificates outstanding will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.  Except in connection with the issuance of Common Stock pursuant to employee stock plans, options and certain convertible securities, and except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on June 23, 2016, unless earlier redeemed or exchanged by the Company as described below.

In the event that, after the Stock Acquisition Time, the Company is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power is sold, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (as defined in the Rights Agreement) of two times the Purchase Price of the Right.  In the event that, after the Stock Acquisition Time, the Company were the surviving corporation of a merger and its Common Stock were changed or exchanged, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise that number of shares of common stock of the Company having a market value of two times the exercise price of the Right.

In the event that a person or group becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, in certain circumstances, cash, a reduction in the Purchase Price, Preferred Stock, other equity securities of the Company, debt securities of the Company, other property or a combination thereof) having a market value (as defined in the Rights Agreement) of two times the Purchase Price of the Right.  Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or an affiliate, associate or transferee thereof) will be null and void.  A person will not be an Acquiring Person if the Board of Directors of the Company determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights, option or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of Preferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).  The number of Rights and number of shares of Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, upon the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time prior to the earlier of the Stock Acquisition Time and the Expiration Date (as defined in the Rights Agreement), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”).  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights beneficially owned by such Person which have become null and void), in whole or part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).  The Company, at its option, may substitute one-hundredth (subject to adjustment) of a share of Preferred Stock (or other series of substantially similar preferred stock of the Company) for each share of Common Stock to be exchanged.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a minimum preferential dividend of $10 per year, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the shares of Common Stock.  In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to receive a minimum liquidation payment of $10 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock.  Each share of Preferred Stock will have one hundred votes, voting together with the shares of Common Stock.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock.  The rights of the shares of Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by anti-dilution provisions.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, other than rights resulting from such holder’s ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Other than those provisions relating to the Redemption Price and expiration date of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Stock Acquisition Time.  After such time, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct or supplement defective or inconsistent provisions, to shorten or lengthen any time period under the Rights Agreement, to make changes which do not adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

One Right will be distributed to stockholders of the Company for each share Common Stock owned of record by them on June 23, 2006. As long as the Rights are attached to shares of Common Stock, the Company will issue one Right with each new share of Common Stock so that all shares of Common Stock will have attached Rights. The Company agreed to reserve the number of shares of Preferred Stock that, as provided in the Rights Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.

On June 23, 2006, the Company filed a Certificate of Designations (the “Certificate of Designations”) setting forth the terms of the Preferred Stock with the Secretary of State of Delaware.

The Certificate of Designations setting forth the terms of the Preferred Stock and the Rights Agreement specifying the terms of the Rights are attached hereto as Exhibits 3.1 and 4.1 respectively, and the text of the press release announcing the adoption of the Rights Agreement and the declaration of the Rights is attached hereto as Exhibit 99.1.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations and the Rights Agreement which is hereby incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.03.

Item 9.01  Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits

Exhibit 3.1

Certificate of Designations of the Series A Junior Participating Preferred Stock of Bairnco Corporation, filed with the Secretary of State of Delaware on June 23, 2006.

Exhibit 4.1

Rights Agreement, dated as of June 22, 2006, between Bairnco Corporation and Computershare Investor Services, LLC, including the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Bairnco Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

Exhibit 99.1

Press Release issued June 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:      /s/ Kenneth L. Bayne

        Name:  Kenneth L. Bayne

        Title:    Vice President - Finance

Date:  June 23, 2006

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations of the Series A Junior Participating Preferred Stock of Bairnco Corporation, filed with the Secretary of State of Delaware on June 23, 2006.
4.1

Rights Agreement, dated as of June 22, 2006, between Bairnco Corporation and Computershare Investor Services, LLC, including the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Bairnco Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release issued June 22, 2006.

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